ANTONE F. MOREIRA
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Vice President, Treasurer
And Chief Financial Officer
(201) 902-9600

SYMS CORP ANNOUNCES PLANS TO DELIST FROM THE NEW YORK STOCK EXCHANGE AND SEC DEREGISTRATION

SECAUCUS, NEW JERSEY, DECEMBER 21, 2007 - Syms Corp (NYSE:SYM), a leading off-price retailer, announced today that it would voluntarily delist its shares of common stock from trading on the New York Stock Exchange (“NYSE”) and, based upon ownership by fewer than 300 holders of record of its shares, deregister its common stock under the federal securities laws.

Once the shares are delisted from the NYSE, the Company expects that its shares will trade on the Pink Sheets, LLC (Pink Sheets), an electronic network through which participating broker-dealers can make markets, and enter orders to buy and sell shares of companies. At least one registered broker-dealer has indicated an intention to sponsor the Company's shares on the Pink Sheets, and to act as a market maker following delisting. The Company anticipates that there will be several additional market makers for the Company's shares following delisting.

The decision was made by the Company’s full Board with the advice of the Company’s financial advisor and after review by a Special Committee of independent directors of the Company’s decision to delist. That Committee relied in part on the advice of independent financial and legal advisors in making its decision.

The Company is taking these actions principally to minimize financial and administrative burdens associated with being a Securities and Exchange Commission (the "SEC") reporting company and regulatory compliance under the Sarbanes-Oxley Act of 2002. The Company estimates that the savings in both direct and indirect costs associated with deregistration will be substantial on an ongoing basis and that the direct recurring annual savings will exceed $750,000. In addition, the Company also expects that management will be able to better focus its attention and resources on continuing to improve operations and enhancing shareholder value. Finally, based upon the current level of trading on the NYSE and the anticipated interest by broker-dealers in trading the Company’s stock on the Pink Sheets, the Company does not anticipate any significant adverse change in the liquidity for the Company’s stock.

Marcy Syms, the Chief Executive Officer of the Company, commented: “We believe the costs associated with being a SEC-registered company which is listed on the New York Stock Exchange outweigh the benefits. Moreover, we expect that trading on the Pink Sheets will continue to provide a platform and liquidity to our shareholders.”

The Company expects that the deregistration will become effective within 90 days after its filing with the SEC. Although, the Company will thereafter have no further obligation to make filings with the SEC, it intends to make information available (including audited financial statements) to the market generally equivalent to that previously made in its filings with the SEC.

It anticipates posting such information, including financial statements, on the Company’s web site, www.syms.com, and, if available to it, the web site of the Pink Sheets, www.pinksheets.com. The Company also does not intend to engage in a “going private” transaction. The Company refers the reader to its Form 8-K, being filed in connection with this press release, for additional information regarding its plans for disclosure and other matters.

Sy Syms, the Chairman of the Board of the Company, and Marcy Syms, the Chief Executive Officer/President and a Director of the Company, collectively own beneficially approximately 56.6% of the Company’s outstanding Common Stock. This total includes shares owned in trust and as custodian as well as shares issuable upon exercise of presently exercisable stock options.

Syms Corp currently operates a chain of thirty-three "off-price" apparel stores located throughout the Northeastern and Middle Atlantic regions and in the Midwest, Southeast and Southwest. Each Syms store offers a broad range of first quality, in-season merchandise bearing nationally recognized designer and brand-name labels.

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CERTAIN INFORMATION IN THIS PRESS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS (AS SUCH TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF1995) AND INFORMATION RELATING TO THE COMPANY THAT ARE BASED ON THE BELIEFS OF THE MANAGEMENT OF THE COMPANY, AS WELL AS ASSUMPTIONS MADE BY AND INFORMATION CURRENTLY AVAILABLE TO THE MANAGEMENT OF THE COMPANY. WHEN USED IN THIS PRESS RELEASE, THE WORDS "ANTICIPATE", "BELIEVE", "ESTIMATE", "EXPECT", "INTEND", "PLAN" AND SIMILAR EXPRESSIONS AS THEY RELATE TO THE COMPANY, IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS REFLECT THE CURRENT VIEWS OF THE COMPANY WITH RESPECT TO FUTURE EVENTS, THE OUTCOME OF WHICH IS SUBJECT TO CERTAIN RISKS, INCLUDING, AMONG OTHERS, GENERAL ECONOMIC AND MARKET CONDITIONS, DECREASED CONSUMER DEMAND FOR THE COMPANY'S PRODUCT, POSSIBLE DISRUPTIONS IN THE COMPANY'S COMPUTER OR TELEPHONE SYSTEMS, POSSIBLE WORK STOPPAGES, OR INCREASE IN LABOR COSTS, EFFECTS OF COMPETITION, POSSIBLE DISRUPTIONS OR DELAYS IN THE OPENING OF NEW STORES OR INABILITY TO OBTAIN SUITABLE SITES FOR NEW STORES, HIGHER THAN ANTICIPATED STORE CLOSINGS OR RELOCATION COSTS, HIGHER INTEREST RATES, UNANTICIPATED INCREASES IN MERCHANDISE OR OCCUPANCY COSTS AND OTHER FACTORS WHICH MAY BE OUTSIDE THE COMPANY'S CONTROL. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS OR OUTCOMES MAY VARY MATERIALLY FROM THOSE DESCRIBED HEREIN AS ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED. SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS IN THIS PARAGRAPH.